STOCK REPURCHASE AND SETTLEMENT AGREEMENT

THIS STOCK PURCHASE AND SETTLEMENT AGREEMENT (“Agreement”), dated as of June 2, 2008 is by and among RUBICON FINANCIAL, INC., a Delaware corporation (“Rubicon”), AIS FINANCIAL, INC., a Florida corporation (“AIS”) and Marc Riviello (“Riviello”). Riviello and Rubicon shall sometimes be referred to individually as the “Party” and collectively as the “Parties.”

W I T N E S S E T H

WHEREAS, on or about June 15, 2007, the Parties entered into that certain Share Purchase Agreement (the “Purchase Agreement”), whereby Rubicon purchased 24 shares of AIS’s common stock (the “AIS Shares”), which represented approximately 24.9% of the outstanding shares of common stock in AIS at the time of the Purchase Agreement;

WHEREAS, the respective Boards of Directors of Rubicon and AIS and Riviello have determined that the transactions that occurred pursuant to the Purchase Agreement are no longer consistent with, and in furtherance of, their respective business strategies and goals primarily as a result of the SEC receivership and appointment of a receiver for North American Clearing, Inc., AIS’s sole clearing firm;

WHEREAS, Riviello desires to purchase the AIS Shares from Rubicon and each of the Parties desires to release the other Parties of their respective obligations, rights, covenants, and agreements under the Purchase Agreement and such other contemplated transactions, under the terms and conditions hereof;

NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the Parties hereto as follows:

ARTICLE 1.

SALE AND PURCHASE OF THE SHARES

0.1.      Sale of the AIS Shares. Upon execution of this Agreement as provided in Section 3.1 hereto (the “Closing”), subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, Rubicon shall sell to Riviello, and Riviello shall purchase from Rubicon, the AIS Shares.

1.2       Instruments of Conveyance and Transfer. At the Closing, Rubicon shall deliver a certificate or certificates representing the AIS Shares to Riviello sufficient to transfer all right, title and interest in the AIS Shares to Riviello.

1.3 Consideration and Payment for the AIS Shares. Rubicon shall transfer, assign, convey, and deliver to Riviello, or its designated representative, and Riviello shall purchase from Rubicon, the AIS Shares in exchange for (i) the return and cancellation of 100,000 shares of

Rubicon’s common stock held by Riviello, and (ii) a six-month promissory note from Riviello payable to Rubicon in the amount of $100,000 in the form of Attachment A.

ARTICLE 2.

REPRESENTATIONS AND COVENANTS

2.1	Rubicon hereby represents and warrants that:

(a)

Rubicon shall transfer title, in and to the AIS Shares to Riviello free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent.

(b)	Rubicon warrants that other than Rubicon, no other individual or entity has any title or interest in the AIS Shares.

(c)

Rubicon represents that it has the full power and authority to enter into and perform this Agreement and to execute, deliver and perform its obligations under this Agreement and consummate the transactions contemplated hereby.

(d)

Rubicon owns 24 shares of AIS’s common stock, no par value, (the “Common Stock”), which represents approximately 24.9% of the issued and outstanding capital stock of AIS. Such Shares are owned free and clear of any lien, encumbrance, adverse claim, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase, and upon the consummation of the sale of the AIS Shares as contemplated hereby, Riviello will have good title to the AIS Shares, free and clear of any lien, encumbrance, adverse claim, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase.

(e)	Rubicon has taken, or will take prior to the Closing, all actions necessary for the authorization, execution, delivery and performance of this Agreement.

2.2       On the Closing Date as defined in Section 3.1 below, Rubicon shall deliver to Riviello a certificate representing the AIS Shares subject to no liens, security interests, pledges, encumbrances, charges, restrictions, demands or claims in any other party whatsoever, except as set forth in the legend on the certificate, which legend shall provide as follows:

THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES MAY NOT BE SOLD OR TRANSFERRED IN

THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

2.3.      Riviello acknowledges that the AIS Shares will initially be “restricted securities” (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (“Rule 144”), that the AIS Shares will include the foregoing restrictive legend, and, except as otherwise set forth in this Agreement, that the AIS Shares cannot be sold for a period of at least one year from the date of issuance unless registered with the United States Securities and Exchange Commission (“SEC”) and qualified by appropriate state securities regulators, or unless Riviello obtains written consent from AIS and otherwise complies with an exemption from such registration and qualification (including, without limitation, compliance with Rule 144).

2.7 Riviello acknowledges and agrees that Rubicon makes no other representations or warranties with respect to the AIS Shares or AIS.

2.8	Riviello represents and warrants to Rubicon as follows:

(a)       Riviello has adequate means of providing for current needs and contingencies, has no need for liquidity in the investment, and is able to bear the economic risk of an investment in the AIS Shares sold by Rubicon. Riviello represents that he is able to bear the economic risk of the investment and at the present time could afford a complete loss of such investment. Riviello has had a full opportunity to inspect the books and records of AIS and that Riviello is currently the sole officer and director of AIS.

(b)       Riviello is an “Accredited Investor” as defined in Regulation D of the Securities Act of 1933 (the “Act”) or Riviello, either alone or with Riviello’s professional advisers who are unaffiliated with, have no equity interest in and are not compensated by AIS or any affiliate or selling agent of AIS, directly or indirectly, has sufficient knowledge and experience in financial and business matters that Riviello is capable of evaluating the merits and risks of an investment in the AIS Shares offered by Rubicon and of making an informed investment decision with respect thereto and has the capacity to protect Riviello’s own interests in connection with Riviello’s proposed investment in the AIS Shares.

(c)       Riviello is acquiring the AIS Shares solely for Riviello’S own account as principal, for investment purposes only and not with a view to the resale or distribution thereof, in whole or in part, and no other person or entity has a direct or indirect beneficial interest in such Shares.

(d)       Riviello will not sell or otherwise transfer the AIS Shares without registration under the Act or an exemption therefrom and fully understands and agrees that Riviello must bear the economic risk of Riviello’S purchase for an indefinite period of time because, among other reasons, the AIS Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or unless an exemption from such registration is available.

Riviello understands that AIS and Rubicon are under no obligation to register the AIS Shares on Riviello’s behalf or to assist Riviello in complying with any exemption from registration under the Act, except as set forth herein.

(e)       INDEMNIFICATION; Rubicon agrees to indemnify and hold harmless Riviello, Officers, Directors, and Employees of Rubicon Financial, Inc. for any claims, liabilities, damages or causes of action, known or unknown, accruing from any source as the result of AIS’s activities, exclusive of claims under federal or state securities laws or otherwise that a private placement memorandum, prospectus or other written document misstates facts or fails to state facts, such document having been approved by Riviello and such document not having been prepared by the Rubicon.

ARTICLE 3

CLOSING AND DELIVERY OF DOCUMENTS

3.1       Closing. The Closing shall be deemed to have occurred upon execution of this Agreement. Immediately upon such execution, the following shall occur as a single integrated transaction:

(a)       Delivery by Rubicon. Rubicon shall deliver to Riviello the stock certificate and any and all other instruments of conveyance and transfer required by Section 1.2 to consummate the issuance of the AIS Shares hereunder.

(b)       Delivery by Riviello. Riviello shall deliver (i) the 100,000 Rubicon shares of common stock, and (ii) a duly executed promissory note payable to Rubicon in the amount of $100, 000.

ARTICLE 4

MISCELLANEOUS

4.1       Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any Party hereto which is not embodied in this Agreement or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no Party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant or condition not so set forth.

4.2       Notices. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other Party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

TO RUBICON:	Rubicon Financial, Inc.

19200 Von Karman Ave., Ste 350

Irvine, CA 92612
(949) 798-7220

TO RIVIELLO:Marc Riviello19200 Von Karman Ave., Ste. 500

Irvine, CA 92612
Marc Riviello, CEO
(949) 836-1608

The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

4.4   Waiver and Amendment. Any term, provision, covenant, representation, warranty or condition of this Agreement may be waived, but only by a written instrument signed by the Party entitled to the benefits thereof. The failure or delay of any Party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such Party’s right at a later time to enforce the same. No waiver by any Party of any condition, or of the breach of any term, provision, covenant, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

4.5   Choice of Law. This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the laws of the State of California including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws. All Parties agree, pursuant to FINRA and SEC rules that any disputes will be bound to an arbitration panel.

4.6   Jurisdiction. The parties submit to the jurisdiction of the Courts of the State of California or a Federal Court empanelled in the State of California for the resolution of all legal disputes arising under the terms of this Agreement, including, but not limited to, enforcement of any arbitration award.

4.7   Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

4.8   Attorneys’ Fees. Except as otherwise provided herein, if a dispute should arise between the Parties including, but not limited to arbitration, the prevailing Party shall be reimbursed by the non-prevailing Party for all reasonable expenses incurred in resolving such dispute, including reasonable attorneys’ fees exclusive of such amount of attorneys’ fees as shall be a premium for result or for risk of loss under a contingency fee arrangement.

4.9   Taxes. Any income taxes required to be paid in connection with the payments due hereunder, shall be borne by the Party required to make such payment. Any withholding taxes in the nature of a tax on income shall be deducted from payments due, and the Party required to withhold such tax shall furnish to the Party receiving such payment all documentation necessary to prove the proper amount to withhold of such taxes and to prove payment to the tax authority of such required withholding.

4.10	Indemnification.

(a) Rubicon shall indemnify, defend and hold harmless Riviello from and against all claims, damages, losses, liabilities, costs, expenses (including, without limitation, settlement costs and any legal, accounting or other expenses for investigating or defending any actions or threatened actions and any damages or additional tax costs attributable to any reductions in any tax attributes of the Company for taxable periods after the Closing Date) (“Damages”) incurred by Riviello prior to the Closing Date or resulting from:

(i) any breach by Rubicon of any representation or warranty in this Agreement;

(ii) any breach of any covenant, agreement or obligation of Rubicon contained in this Agreement; and

(iii) any misrepresentation contained in any statement, certificate or schedule furnished by or on behalf of Rubicon pursuant to this Agreement or in connection with the transactions contemplated thereby.

(b) Riviello shall indemnify and hold Rubicon harmless from any and all Damages resulting from:

(i) any breach of any representation or warranty made by the Riviello in this Agreement; and

(ii) any breach by the Buyer of any covenant, agreement or obligation of the Buyer contained in this Agreement.

SIGNATURE PAGE FOLLOWS

                IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, as of the date first written herein above.

Rubicon:

                                                                                                    Rubicon Financial Incorporated

                                                                                                    a Delaware corporation

By: /s/ Terence A. Davis
Terence A. Davis, President

Riviello

/s/ Marc Riviello
Marc Riviello

                                                                                                    AIS Financial, Inc.

a Florida corporation

By: /s/ Marc Riviello
Marc Riviello, President & CEO